Exhibit 10.33

THIRD AMENDMENT TO EMPLOYMENT AGREEMENT.

This Third Amendment to Employment Agreement (the “Third Amendment”) is made and entered into as of March 31, 1995, by and between KENNEDY-WILSON, INC., a Delaware corporation with its principal office located in Santa Monica, California (the “Company”) and WILLIAM J. McMORROW, an individual (“Employee”).

RECITALS

WHEREAS, Company and Employee have entered into that certain Employment Agreement dated as of August 14, 1992, as amended by that certain Amendment to Employment Agreement dated as of January 1, 1993, and that certain Second Amendment to Employment Agreement dated January 1, 1994 (collectively, the “Employment Agreement”), providing for the employment of Employee by Company pursuant to the terms of such Employment Agreement; and

WHEREAS, Company and Employee have agreed that the terms of the Employment Agreement should be modified with respect to the term of the Employment Agreement and severance provisions.

AMENDMENT TO AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby amend the Employment Agreement as follows:

1. Section 2 of the Employment Agreement is deleted in its entirety and the following is inserted in lieu thereof:

2.                  Term. (a) Employee shall be employed by the Company pursuant to this Employment Agreement for a term beginning on August 14, 1992 and continuing through to, and terminating at the close of business on the fifth anniversary of the date thereof (unless earlier terminated pursuant to Section 9 hereof).

(b)                             In the event that the Employment Agreement is not renewed prior to the close of business on the fifth anniversary of the date thereof, Employee shall, in consideration of his execution of the General Release attached as Exhibit “A” hereof, be entitled to a payment from the Company equal to the compensation to Employee paid during the preceding twelve (12) months in accordance with Section 4(i) of the Employment Agreement, but in no event less than $400,000 (the “Severance Payment”). Such Severance Payment shall be paid to Employee ten (10) days following his execution and delivery to Company of such General Release; provided that Employee has not revoked such General Release in the meanwhile.

2.                                           Subject to the foregoing, the Employment Agreement remains in full force and effect, and Company and Employee hereby ratify and affirm the Employment Agreement in each and every respect.

IN WITNESS WHEREOF, the undersigned have executed this Third Amendment as of the date first above written.

KENNEDY-WILSON, INC.
a Delaware corporation
/S/ RANDALL DOTEMOTO
Chief Operating Officer,
Chief Financial Officer and Secretary

EMPLOYEE

/S/ WILLIAM J. McMORROW